Exhibit 99.3

Constellation Energy Generation, LLC

LETTER TO
DEPOSITORY TRUST COMPANY PARTICIPANTS

Regarding the Offer to Exchange
$646,822,000 aggregate principal amount of outstanding 4.625% Senior Notes due 2029
(CUSIP Nos. 131347CP9 and U13055AV7)
for
$646,822,000 aggregate principal amount of newly issued 4.625% Senior Notes due 2029 that will be issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”)
(CUSIP No. ______)
and
$847,655,000 aggregate principal amount of outstanding 5.000% Senior Notes due 2031
(CUSIP Nos. 30161NBC4 and US30161NBC48)
for
$847,655,000 aggregate principal amount of newly issued 5.000% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act
(CUSIP No. ______)
and
$795,179,000 aggregate principal amount of outstanding 3.750% Senior Notes due 2031
(CUSIP Nos. 30161NBF7 and US30161NBF78)
for
$795,179,000 aggregate principal amount of newly issued 3.750% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL __, 2026 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Depository Trust Company Participants:

We are enclosing herewith a prospectus, dated __, April 2026 (the “Prospectus”), of Constellation Energy Generation, LLC, a Pennsylvania limited liability company (the “Company”), and an accompanying letter of transmittal that together constitute the offer by the Company (the “Exchange Offers”) to exchange, upon the terms and subject to the conditions set forth in the Prospectus and in the corresponding letter of transmittal (the “Letter of Transmittal”) (i) up to $646,822,000 aggregate principal amount of our outstanding 4.625% Senior Notes due 2029 (CUSIP Nos. 131347CP9 and U13055AV7) (the “original 2029 notes”) for a like principal amount of the Company’s newly issued 4.625% Senior Notes due 2029 that will be issued in a transaction registered under the Securities Act (CUSIP No. ______), (ii) up to $847,655,000 aggregate principal amount of outstanding 5.000% Senior Notes due 2031 (CUSIP Nos. 131347CQ7 and U13055AW5) (the “original 5.00% 2031 notes”) for a like principal amount of the Company’s $847,655,000 aggregate principal amount of newly issued 5.000% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act (CUSIP No. ______) (the “Exchange 5.000% 2031 notes”) and (iii) up to $795,179,000 aggregate principal amount of the Company’s outstanding 3.750% Senior Notes due 2031 (CUSIP Nos. 131347CR5 and U13055AX3) (the “original 3.750% 2031 notes” and, together with the original 2029 notes and the original 5.00% 2031 notes, the “original notes”) for a like principal amount of the Company’s 3.750% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act (CUSIP No. _________) (the “Exchange 3.750% 2031 notes” and, together with the Exchange 2029 notes and the exchange 5.00% 2031 notes, the “Exchange Notes”).

The original notes were issued under an Indenture dated as of September 28, 2007 (the “Indenture”), between us and U.S. Bank National Association, as trustee, setting forth the specific terms applicable to the original notes.

Enclosed are copies of the following documents:

1.	Prospectus, dated April __, 2026

2.	Letter of Transmittal;

3.	Notice of Guaranteed Delivery; and

4.	Letter to Clients that may be sent to your clients for whose account you hold original notes in your name or in the name of your nominee, with space provided for obtaining such client’s instruction with regard to the Exchange Offers.

We urge you to contact your clients promptly. Please note that the Exchange Offers will expire on the Expiration Date unless extended.

The Exchange Offers are not conditioned upon any minimum number of original notes being tendered. Pursuant to the Letter of Transmittal, each holder of original notes will represent to the Company that:

(i)	any exchange notes that the holder will acquire in exchange for original notes will be acquired in the ordinary course of business of the holder;

(ii)	the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to engage in, a distribution of any exchange notes issued to the holder;

(iii)	the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if the holder is an affiliate of the Company or its subsidiaries, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv)	the holder is not a broker-dealer who purchased the original notes for resale pursuant to an exemption under the Securities Act tendering original notes acquired directly from the Company for the holder’s own account; and

(v)	the holder is not restricted by any law or policy of the U.S. Securities and Exchange Commission from trading the exchange notes acquired in the Exchange Offers.

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities, it will represent that the original notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes, the broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the original notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of original notes pursuant to the Exchange Offers. The Company will pay or cause to be paid any transfer taxes payable on the transfer of original notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from the undersigned.

Very truly yours,

CONSTELLATION ENERGY GENERATION, LLC

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